EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by references in this Form S-8 Registration Statement under the Securities Act of 1933 of Edgeline Holdings, Inc. (the “Company”) of our report dated May 15, 2007, relating to the Company’s financial statements appearing in the Form 10-KSB for the year ended March 31, 2007.

/s/  Thomas Leger & Co., L.L.P.
    Thomas Leger & Co., L.L.P.
    Houston, Texas
    July 24, 2007